Exhibit 99.1
Super Micro Computer, Inc. Announces 3rd Quarter 2017 Financial Results
SAN JOSE, Calif., April 27, 2017 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced third quarter fiscal 2017 financial results for the quarter ended March 31, 2017.
Fiscal 3rd Quarter Highlights

•	Quarterly net sales of $631.1 million, down 3.2% from the second quarter of fiscal year 2017 and up 18.5% from the same quarter of last year.

•	GAAP net income of $16.7 million, down 24.2% from the second quarter of fiscal year 2017 and equal to the same quarter of last year.

•	GAAP gross margin was 14.0%, down from 14.3% in the second quarter of fiscal year 2017 and down from 14.9% in the same quarter of last year.

•	Server solutions accounted for 70.0% of net sales compared with 68.1% in the second quarter of fiscal year 2017 and 69.9% in the same quarter of last year.
Net sales for the third quarter ended March 31, 2017 totaled $631.1 million, down 3.2% from $652.0 million in the second quarter of fiscal year 2017. No customer accounted for more than 10% of net sales during the quarter ended March 31, 2017.
GAAP net income for the third quarter of fiscal year 2017 and for the same period a year ago were both $16.7 million or $0.32 per diluted share. Included in net income for the quarter is $4.8 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the third quarter was $20.3 million, or $0.38 per diluted share, compared to non-GAAP net income of $19.0 million, or $0.36 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income decreased from the second quarter of fiscal year 2017 by $4.7 million or $(0.1) per diluted share.
GAAP gross margin for the third quarter of fiscal year 2017 was 14.0% compared to 14.9% in the same period a year ago. Non-GAAP gross margin for the third quarter was 14.0% compared to 14.9% in the same period a year ago. GAAP gross margin for the second quarter of fiscal year 2017 was 14.3% and Non-GAAP gross margin for the second quarter of fiscal year 2017 was 14.4%.
The GAAP income tax provision for the third quarter of fiscal year 2017 was $5.1 million or 23.6% of income before tax provision compared to $7.4 million or 30.7% in the same period a year ago and $9.3 million or 29.7% in the second quarter of fiscal year 2017. The effective tax rate for the third quarter of fiscal year 2017 was lower primarily due to a tax benefit resulting from the completion of an income tax audit in a foreign jurisdiction.
The Company's cash and cash equivalents and short and long term investments at March 31, 2017 were $110.5 million compared to $183.7 million at June 30, 2016. Free cash flow for the nine months ended March 31, 2017 was $(113.5) million, primarily due to an increase in the Company's cash used in operating activities.
Business Outlook & Management Commentary
The Company expects net sales of $655 million to $715 million for the fourth quarter of fiscal year 2017 ending June 30, 2017. The Company expects non-GAAP earnings per diluted share of approximately $0.40 to $0.50 for the fourth quarter.
“We are pleased to report third quarter revenues that exceeded our guidance in a quarter complicated by shortages in memory and SSD. Our resurgent revenue growth and market share gains are a result of our strategy of developing vertical markets that expand our TAMs. Storage, IOT, Accelerated Computing, Enterprise and Asia contributed to the 18.5% growth from last year,” said Charles Liang, Chairman and Chief Executive Officer. “Supermicro’s preparation for the upcoming new Xeon processor launches has never been stronger and our traction with new customer engagement for seeding and early deployment has been outstanding. We expect to lead the industry with the most innovative platform architectures, the broadest product array and total solutions during the upcoming technology transitions.”
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference, please call 1-888-715-1389 (International callers dial 1-913-312-1383) 10 minutes prior. A recording of the conference will be available until 11:59 pm (Eastern Time) on Thursday, May 11, 2017, by dialing 1-844-512-2921 (International callers dial 1-412-317-6671) and entering replay PIN 7820076. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro®, a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, TwinPro, FatTwin™, Ultra Series, MicroCloud, MicroBlade, SuperBlade®, Simply Double, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.

Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).

Supermicro, FatTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	March 31,	June 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$107,779	$180,964
Accounts receivable, net	391,334	288,941
Inventory	642,314	448,980
Prepaid income taxes	1,795	5,682
Prepaid expenses and other current assets	13,485	13,435
Total current assets	1,156,707	938,002
Long-term investments	2,643	2,643
Property, plant and equipment, net	195,553	187,949
Deferred income taxes – noncurrent	35,513	28,460
Other assets	14,040	8,546
Total assets	$1,404,456	$1,165,600

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$348,733	$249,239
Accrued liabilities	70,893	55,618
Income taxes payable	1,646	5,172
Short-term debt and current portion of long-term debt, net of debt issuance costs	113,260	53,589
Total current liabilities	534,532	363,618
Long term debt, net of current portion and debt issuance costs	32,251	40,000
Other long-term liabilities	60,647	40,603
Total liabilities	627,430	444,221
Stockholders' equity:
Common stock and additional paid-in capital	299,256	277,339
Treasury stock (at cost)	(20,491)	(2,030)
Accumulated other comprehensive loss	(70)	(85)
Retained earnings	498,165	445,971
Total Super Micro Computer Inc. stockholders' equity	776,860	721,195
Noncontrolling interest	166	184
Total stockholders' equity	777,026	721,379
Total liabilities and stockholders' equity	$1,404,456	$1,165,600

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Net sales	$631,124	$532,721	$1,812,046	$1,691,303
Cost of sales	542,798	453,569	1,550,278	1,433,574
Gross profit	88,326	79,152	261,768	257,729
Operating expenses:
Research and development	35,870	31,256	103,094	89,846
Sales and marketing	17,167	14,467	51,236	45,177
General and administrative	12,874	8,984	33,058	27,695
Total operating expenses	65,911	54,707	187,388	162,718
Income from operations	22,415	24,445	74,380	95,011
Interest and other income, net	(51)	20	23	131
Interest expense	(558)	(417)	(1,385)	(1,141)
Income before income tax provision	21,806	24,048	73,018	94,001
Income tax provision	5,140	7,386	20,824	28,951
Net income	$16,666	$16,662	$52,194	$65,050
Net income per common share:
Basic	$0.34	$0.35	$1.08	$1.36
Diluted	$0.32	$0.32	$1.01	$1.26
Weighted-average shares used in calculation of net income per common share:
Basic	48,445	48,047	48,243	47,737
Diluted	51,918	52,238	51,579	51,637

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Cost of sales	$334	$294	$968	$792
Research and development	3,069	2,549	8,989	7,423
Sales and marketing	541	491	1,539	1,330
General and administrative	889	552	2,550	2,223
Stock-based compensation expense before taxes	$4,833	$3,886	$14,046	$11,768

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Nine Months Ended
	March 31,
	2017	2016
OPERATING ACTIVITIES:
Net income	$52,194	$65,050
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	11,768	9,538
Stock-based compensation expense	14,046	11,768
Excess tax benefits from stock-based compensation	(1,893)	(2,506)
Allowance for doubtful accounts	611	1,014
Provision for inventory	8,162	6,026
Exchange loss (gain)	1,331	(1,492)
Deferred income taxes, net	(6,998)	(2,657)
Changes in operating assets and liabilities:
Accounts receivable, net	(103,004)	35,875
Inventory	(201,496)	(21,809)
Prepaid expenses and other assets	1,800	(3,756)
Accounts payable	103,767	(23,176)
Income taxes payable, net	1,511	(8,583)
Accrued liabilities	13,564	5,701
Other long-term liabilities	14,365	21,833
Net cash provided by (used in) operating activities	(90,272)	92,826
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(23,270)	(25,120)
Restricted cash	(286)	(1,018)
Net cash used in investing activities	(23,556)	(26,138)
FINANCING ACTIVITIES:
Proceeds from debt, net of debt issuance costs	170,416	24,100
Repayment of debt	(119,852)	(23,700)
Payment to acquire treasury stock	(18,461)	—
Proceeds from exercise of stock options	9,123	10,661
Excess tax benefits from stock-based compensation	1,893	2,506
Payment of obligations under capital leases	(184)	(133)
Advances under receivable financing arrangements	4	835
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,476)	(1,108)
Net cash provided by financing activities	40,463	13,161
Effect of exchange rate fluctuations on cash	180	1,115
Net increase (decrease) in cash and cash equivalents	(73,185)	80,964
Cash and cash equivalents at beginning of period	180,964	95,442
Cash and cash equivalents at end of period	$107,779	$176,406
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,335	$1,136
Cash paid for taxes, net of refunds	24,958	34,562
Non-cash investing and financing activities:
Equipment purchased under capital leases	314	299
Accrued costs for property, plant and equipment purchases	4,833	7,316

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
GAAP GROSS PROFIT	$88,326	$79,152	$261,768	$257,729
Add back stock-based compensation (a)	334	294	968	792
Non-GAAP GROSS PROFIT	$88,660	$79,446	$262,736	$258,521

GAAP GROSS MARGIN	14.0%	14.9%	14.4%	15.2%
Add back stock-based compensation (a)	0.0%	0.0%	0.1%	0.1%
Non-GAAP GROSS MARGIN	14.0%	14.9%	14.5%	15.3%

GAAP INCOME FROM OPERATIONS	$22,415	$24,445	$74,380	$95,011
Add back stock-based compensation (a)	4,833	3,886	14,046	11,768
Non-GAAP INCOME FROM OPERATIONS	$27,248	$28,331	$88,426	$106,779

GAAP NET INCOME	$16,666	$16,662	$52,194	$65,050
Add back stock-based compensation (a)	4,833	3,886	14,046	11,768
Add back adjustments to tax provision (b)	(1,179)	(1,554)	(4,214)	(3,341)
Non-GAAP NET INCOME	$20,320	$18,994	$62,026	$73,477

GAAP NET INCOME PER COMMON SHARE – BASIC	$0.34	$0.35	$1.08	$1.36
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.08	0.05	0.21	0.18
Non-GAAP NET INCOME PER COMMON SHARE – BASIC	$0.42	$0.40	$1.29	$1.54

GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.32	$0.32	$1.01	$1.26
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.06	0.04	0.17	0.14
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.38	$0.36	$1.18	$1.40

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP	48,445	48,047	48,243	47,737
BASIC - Non-GAAP	48,445	48,047	48,243	47,737

DILUTED – GAAP	51,918	52,238	51,579	51,637
DILUTED - Non-GAAP	52,978	53,119	52,592	52,494

(a) Amortization of Financial Accounting Standards Board Accounting Standards Codification Topic 718 stock-based compensation for the three and nine months ended March 31, 2017 and 2016.
(b) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 23.7% and 28.8% for the three and nine months ended March 31, 2017, respectively, and 32.0% and 30.5% for the three and nine months ended March 31, 2016, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
SVP, Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F